UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2013

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code: (310) 208-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	Occidental’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 3, 2013.

(b)
The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the final number of votes cast for, against or withheld, and broker non-votes for each matter are set forth below:

1.	The nine nominees proposed by the Board of Directors received the following votes:

	Nominee	For	Against	Abstain	Broker Non-Votes
	Spencer Abraham	491,823,788	136,498,160	3,964,822	55,396,159
	Howard I. Atkins	503,573,215	125,114,932	3,598,623	55,396,159
	Stephen I. Chazen	623,194,489	7,127,810	1,964,471	55,396,159
	Edward P. Djerejian	462,518,846	163,135,939	6,631,985	55,396,159
	John E. Feick	518,727,632	106,995,154	6,563,984	55,396,159
	Margaret M. Foran	549,545,484	79,471,515	3,269,771	55,396,159
	Carlos M. Gutierrez	566,605,034	62,518,439	3,163,297	55,396,159
	Ray R. Irani	149,566,407	477,584,644	5,135,719	55,396,159
	Avedick B. Poladian	524,425,337	104,412,051	3,449,382	55,396,159

2.	The advisory vote approving executive compensation was approved. The proposal received 397,173,928 votes for; 229,822,578 votes against; 5,290,264 abstentions and 55,396,159 broker non-votes.
3.	The ratification of the selection of KPMG as independent auditors was approved. The proposal received 679,650,895 votes for; 6,114,068 votes against; and 1,917,966 abstentions.
4.
The stockholder proposal regarding the stockholder right to act by written consent was not approved because, as required by Occidental's By-laws, it did not receive an affirmative vote of the shares present for purposes of determining a quorum. The proposal received 335,327,220 votes for; 291,539,156 votes against; 5,420,394 abstentions; and 55,396,159 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: May 3, 2013	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer